EXHIBIT 4.3

                                    [FORM OF]
                                WARRANT AGREEMENT


         THIS AGREEMENT, made as of this 18th day of June 1998, by and between SIRCO INTERNATIONAL CORP., having its principal office at 24 Richmond Hill Avenue, Stamford, Connecticut 06901 (the "Company") and _______________________, having its principal office at _________________________________________________
(the "Holder").


                              W I T N E S S E T H:


         WHEREAS, the Company has agreed to transfer and deliver to the Holder a warrant (the "Warrant") to purchase up to ______________ shares of the Company's Common Stock, par value $.10 per share ("Common Stock").

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties agree as follows:

         1. Grant of Warrant. Subject to all terms and conditions of this Agreement, the Company hereby grants to the Holder the right to purchase up to 20,000 shares (the "Shares") of Common Stock at a purchase price of $4.00 per share.

         2. Expiration. The Warrant may not be exercised after June 30, 2001 (the "Expiration Date").

         3. Exercise of Warrant. The Warrant may be exercised, in whole or in part, at any time prior to the Expiration Date or the earlier termination of the Warrant. If the Warrant is not exercised to the maximum extent permissible, it shall be exercisable, in whole or in part, with respect to all Shares not so purchased at any time prior to the Expiration Date or the earlier termination of the Warrant.

         4. Payment of Purchase Price Upon Exercise. The Warrant may be exercised in whole or in part by the Holder by delivering or mailing to the Company at its principal office, or such other place as the Company may designate, written notice of exercise duly signed by the Holder. Such exercise shall be effective upon (a) receipt of such written notice by the Company pursuant to Section 5 hereof and (b) payment to the Company of the full purchase price for the shares purchased in cash.

         5. Issuance and Delivery. The Holder's written notice to the Company shall state the number of Shares with respect to which the Warrant is being exercised and specify a date, not less than five (5) or more than fifteen (15) days after the date of the mailing of such notice, on which the Shares will be taken and payment made therefor. On the date specified in the notice of exercise, the Company shall deliver, or cause to be delivered, to the Holder (or its representative, as the case may be) stock certificates for the number of Shares with respect to which the Warrant is being exercised, against receipt of payment therefor. Certificates evidencing the Shares issued upon exercise of the Warrant may contain such legends reflecting any restrictions upon transfer of the Shares evidenced thereby as in the opinion of counsel to the Company may be necessary for the lawful and proper issuance of such certificates. Delivery of the Shares may be made at the office of the Company or at the office of a transfer agent appointed for the transfer of shares of Common Stock.

         6. No Rights as a Shareholder. Neither the Holder nor its legal representative shall be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any of the Shares, unless and until certificates representing such Shares shall have been issued and delivered to the Holder (or its legal representative) pursuant to the terms hereof.

          7. Adjustment. (a) In case, prior to the expiration of the Warrant by exercise or by its terms, the Company shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such cases, the purchase price per share of the Shares issuable upon exercise of the Warrant in effect at the time of such action shall be proportionately reduced and the number of Shares at that time purchasable pursuant to the Warrant shall be proportionately increased; and conversely, in the event the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the purchase price per share of the Shares issuable upon exercise of the Warrant in effect at the time of such action shall be proportionately increased and the number of Shares at that time purchasable pursuant to Warrant shall be proportionately decreased. Any dividend paid or distributed upon the Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

                  (b) In  case,  prior  to the  expiration  of this  Warrant  by exercise or by its terms, there shall be a recapitalization, whether by reorganization, reclassification or otherwise of the capital of the Company, or the Company or a successor corporation shall be consolidated or merge with or convey all or substantially all of its or of any successor corporation's property  and  assets  to  any  other  corporation  or  corporations  (any  such corporation being included within the meaning of the term "successor corporation" in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation to, another corporation or corporations), in exchange for stock or securities of a successor corporation, the Holder shall thereafter have the right to purchase upon the terms and conditions and during the time specified in this Warrant, in lieu of the Shares theretofore purchasable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities receivable upon such recapitalization or consolidation, merger or conveyance by a holder of the number of shares of Common Stock which the Holder might have purchased immediately prior to such recapitalization or consolidation, merger or conveyance.

         8. Compliance with Law and Regulations. The Warrant and the obligation of the Company to sell and deliver Shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to (i) the listing of such Shares on any stock exchange on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of such Shares under any federal or state law, or any rule or regulation of any government body which the Board of Directors of the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, the Warrant may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law.

         9. Investment Representation. The Board of Directors of the Company may require the Holder to furnish to the Company, prior to the issuance of any Shares upon the exercise of the Warrant, an agreement (in such form as the Board of Directors may specify) in which the Holder represents that the Shares acquired by the Holder upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.

         10. Notices. Any notice hereunder to the Company shall be addressed to it at its offices, 24 Richmond Hill Avenue, Stamford, Connecticut 06901.
Attention: Mr. Joel Dupre, Chief Executive Officer, and any notice hereunder to Holder shall be addressed to it at the address set forth in the introductory paragraph hereof, subject to the right of either party to designate at any time hereafter in writing some other address.

         11. Governing Law. This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles thereof.

         12. Counterparts. This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have signed this Agreement as of the date and year first above written.

                                          SIRCO INTERNATIONAL CORP.



                                          By: ________________________________

                                                Name:  Paul Riss
                                                Title: Chief Financial Officer



                                          [HOLDER]




                                          By:________________________________
                                                Name:
                                                Title: